Exhibit 10.2

BANNER CORPORATION

2012 RESTRICTED STOCK AND INCENTIVE BONUS PLAN

RESTRICTED STOCK AWARD AGREEMENT
PERFORMANCE- BASED RESTRICTED STOCK

RS No. _______________                                                                           Grant Date: _______________

This Restricted Stock Award of Shares ("Restricted Stock") is granted by Banner Corporation ("Company") to [Name] ("Grantee") in accordance with the terms of this Restricted Stock Award Agreement ("Agreement") and subject to the provisions of the Banner Corporation 2012 Restricted Stock and Incentive Bonus Plan, as amended from time to time, and the 2013 Long-term Incentive Plan (together the "Plans"), which are incorporated herein by reference.

1.
Restricted Stock Award.  The Company makes this Restricted Stock Award of [Number] Shares to Grantee.  These Shares are subject to forfeiture and to limits on transferability until they vest, as provided in this Agreement and the Plans.

2.	Performance Determination: As set forth in the 2013 Long-Term Incentive Plan.

3.	Payout Determination: As set forth in the 2013 Long-Term Incentive Plan.

4.
Payout Date:  Shares that have been earned pursuant to Sections 2 and 3 hereof shall be transferred to Grantee as soon as practical after the end of the corresponding performance period described in those sections unless prior to the transfer of such Shares (but not later than March 15 following the end of that performance period) the Grantee has experienced a Termination of Service for any reason (other than in connection with a Change in Control (as defined in the Plans) or the death or disability of the Grantee), in which case such Shares shall not be transfrerred to the Grantee and instead shall be forfeited to the Company.

5.
Transferability.  The Grantee may not sell, assign, transfer, pledge or otherwise encumber any Shares that have not vested, except in the event of the Grantee’s death, by will or by the laws of descent and distribution, or pursuant to a domestic relations order as defined in the Plans.

6.
Termination of Service, Death & Disability.  If the Grantee experiences a Termination of Service for any reason (other than in connection with a Change in Control (as defined in the Plans) or the death or disability of the Grantee), any shares that have not vested as of that Termination of Service shall be forfeited to the Company.  If the Termination of Service occurs due to death or disability, the Grantee will vest in an amount of Performance-Based Restricted Stock earned based on the actual performance achieved through the Termination of Service as determined under Sections 2 and 3.

7.
Effect of Change in Control.  If a Change in Control occurs and the Grantee experiences an “involuntarily separation from service” as defined in the Plans during the 12-month period following the effective date of the Change in Control, the Grantee will vest in an amount of Performance-Based Restricted Stock earned based on the actual performance achieved through the Termination of Service as determined under Sections 2 and 3.

8.
Stock Power.  The Grantee agrees to execute a stock power with respect to each stock certificate reflecting the Shares in favor of the Company.  The Shares shall not be issued by the Company until the required stock powers are delivered to the Company.

9.
Certificates for Shares.  The Company shall issue stock certificates in the name of the Grantee reflecting the Shares vesting pursuant to this Agreement.  The Company shall retain these certificates until the Shares represented thereby become vested.  These certificates shall bear the following legend:

The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Banner Corporation 2012 Restricted Stock and Incentive Bonus Plan and an Award Agreement between Banner Corporation and [name] dated [grant date].  Copies of such Plan are on file in the office of the Secretary of Banner Corporation, 10 South First Avenue, Walla Walla, Washington, 99362.

10.
Grantee’s Rights; Dividends and Voting.  The Grantee shall be entitled to dividends paid or made on Performance-Based Restricted Shares but only as and when such Shares to which the dividends are attributable become vested pursuant to Sections 2 and 3 hereof.  Dividends paid on Performance-Based Restricted Shares will be held by the Company and transferred to the Grantee, without interest, on such date as the Performance-Based Restricted Shares become vested.  Dividends paid on Performance-Based Restricted Shares that are either forfeited or not earned shall be retained by the Company.  The Grantee shall not have any voting rights appurtenant to unvested Performance-Based Restricted Shares.

11.
Delivery of Shares to Grantee.  Upon the vesting of any Shares, the restrictions in this Agreement shall terminate, and the Company shall deliver only to the Grantee (or, if applicable, the Grantee's Beneficiary or estate) a certificate (without the legend referenced in Section 9) and the related stock power in respect of the vesting Shares.  The Company’s obligation to deliver a stock certificate for vested Shares can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee's Beneficiary) in such form as the Committee requires.  The Company shall not be required to deliver stock certificates for vested Shares prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

12.
Adjustments in Shares.  In the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, exchange of securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee shall equitably adjust the number of Shares or class of securities of the Company covered by this Agreement.  Any additional Shares or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to Shares that have not vested.  The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 12.

RS/PB-2

13.
Tax Election.  The Grantee understands that an election may be made under Section 83(b) of Code to accelerate the Grantee's tax obligation with respect to receipt of the Shares to the Grant Date by submitting an election to the Internal Revenue Service substantially in the form attached hereto.

14.
Tax Withholding.  The Company shall have the right to require the Grantee to pay to the Company the amount of any tax that the Company is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Company is required to withhold with respect to such dividend payments.

15.
Plans and Committee Decisions are Controlling.  This Agreement and the award of Shares to the Grantee are subject in all respects to the provisions of the Plans, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plans.  All decisions, determinations and interpretations by the Committee respecting the Plans, this Agreement or the award of Shares shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof.

16.
Grantee’s Employment.  Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee's service or employment as a director, officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.

17.
Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee's written consent, and provided further, that if the Award is intended to be a Qualified Performance-Based Award, as defined in the Plans, then  no modification or amendment shall be made to this Agreement that would cause the Award to not so qualify without the consent of the Company.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Grantee with respect to the Shares, whenever the Committee may determine that such action is appropriate by reason of any unusual or nonrecurring events affecting the Company, any Affiliate or their financial statements or any changes in applicable laws, regulations or accounting principles.

18.
Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plans by signing in the space provided below and returning the signed copy to the Company.

19.
Recoupment.  In the event that the Company is required to prepare an accounting restatement, any and all payments issued and/or made hereunder shall be subject to the “Clawback” provision in the 2013 Long-Term Incentive Plan and/or any and all rules, regulations and/or requirements set forth by Section 954 of the Dodd-Frank Act.

RS/PB-3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANNER CORPORATION

By ________________________________
Its ________________________________

ACCEPTED BY GRANTEE

___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)

___________________________________
(City, State & Zip Code)

RS/PB-4

Beneficiary Designation:

The Grantee designates the following Beneficiary to receive the Shares upon Grantee’s death:

________________________________________________________________________
Name and relationship

________________________________________________________________________
Address
________________________________________________________________________

RS/PB-5

STOCK POWER

(One stock power for each stock certificate issued)

For value received, I hereby sell, assign, and transfer to Banner Corporation (the "Company") ____________ shares of the capital stock of the Company, standing in my name on the books and records of the aforesaid Company, represented by Certificate No. ____________ and do hereby irrevocably constitute and appoint the Secretary of the Company attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company.

________________________________

Dated:

________________________

In the presence of:

________________________

83(b) ELECTION FORM

TO:        Internal Revenue Service Center
[Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

Name:                          __________________________________________________________________
Address:                      __________________________________________________________________
                                       __________________________________________________________________

Social Security Number ____ - __ - ____

Property with respect to which this Election is made: _____ shares of the common stock of Banner Corporation.

Date of Grant or Transfer: ____________, _____.

Taxable Year for which Election is made:  Calendar Year _____.

Nature of the Restrictions to which the Property is Subject:  (i) a vesting schedule pursuant to which the taxpayer will not be fully vested in the property until ___________.

Fair Market Value of the Property upon receipt by taxpayer ______.

Amount Paid for the Property: ____________.

Copies of this Election have been furnished to ___________________________.

A copy of this Election also shall be attached to my IRS Form 1040 for calendar year _____.

__________                                       _____________________________________
Date                                                      Signature

RS/PB-7